Exhibit 10.1

EQUITY PURCHASE AGREEMENT

THIS EQUITY PURCHASE AGREEMENT (this “Agreement”) is effective as of April 1, 2016 (the “Effective Date”) by and among ACSH URGENT CARE HOLDINGS, LLC, a Delaware limited liability company (“Urgent Holdings”), ASCH PRIMARY CARE HOLDINGS, LLC, a Delaware limited liability company (“Primary Holdings” and together with Urgent Holdings, collectively, “Sellers”), URGEMEDICAL GROUP INC., a Virginia corporation (“Buyer”), and PAYAM HERISCHI (“Guarantor”).

A.                Urgent Holdings owns 100% of the issued and outstanding membership interests in ACSH Urgent Care of Virginia, LLC, a Virginia limited liability company (“Urgent LLC”) and Primary Holdings owns 100% of the issued and outstanding membership interests in ACSH Primary Care of Virginia, LLC, a Virginia limited liability company (“Primary LLC” and together with Urgent LLC, collectively, the “LLCs”).

B.                 Guarantor owns 100% of the issued and outstanding shares of stock of Buyer.

C.                 The LLCs engage in the urgent care medical business (the “Business”) at clinics located at 7516 Iron Bar Lane, Gainesville, Virginia 20155 and 12713 Shoppes Lane Fairfax, Virginia 22033.

D.                Sellers desire to sell to Buyer, and Buyer desires to purchase, all of the issued and outstanding membership interests in the LLCs (the “Equity Interests”) on the terms and subject to the conditions described in this Agreement.

E.                 This Agreement and any other agreement, instrument or certificate executed and delivered in connection with the transactions contemplated by this Agreement (the “Transactions”) are referred to herein as the “Transaction Documents.”

NOW, THEREFORE, in consideration of the premises and mutual promises made herein, and in consideration of the representations, warranties and covenants contained herein, the parties agree as follows:

Article 1
SALE AND PURCHASE

1.1              Agreement to Sell and Purchase. In consideration of the mutual covenants and promises contained in this Agreement, Sellers hereby sell to Buyer and Buyer hereby purchases from Sellers, the Equity Interests for the Purchase Price (as defined in Section 1.2 below), and upon the other terms and conditions set forth herein.

1.2              Consideration; Method of Payment. The aggregate consideration for the sale and assignment of the Equity Interests, subject to any adjustments described herein, is $610,000 (the “Purchase Price”). The Purchase Price shall be paid as follows immediately upon execution of this Agreement (the “Closing”):

(a)                Buyer shall transfer, in escrow, $50,000 by wire transfer of immediately available funds to the client trust account of Buyer’s transaction attorney with the sole instruction and condition that such attorney disburse the $50,000 to an account designated by Sellers immediately upon Sellers’ delivery of evidence confirming the opening of the bank account described in Section 4.3(b);

(b)               Buyer shall pay $160,000 by delivery of a promissory note substantially in the form attached hereto as Exhibit A (“Note A”). Interest shall accrue on the outstanding principal balance of Note A at a rate of 1.5% per annum, and payments of principal and interest shall be made as follows: (i) on the 90th day after the Effective Date, $50,000 plus all accrued interest shall be due and payable; and (ii) on the 150th day after the Effective Date, $110,000 plus all accrued but unpaid interest shall be due and payable. Notwithstanding the foregoing, if Buyer satisfies the entire outstanding balance of principal and interest within 90 days after the Effective Date, the principal balance of Note A as of the Effective Date shall be reduced from $160,000 to $150,000; and

(c)                Buyer shall pay $400,000 by delivery of a promissory note substantially in the form attached hereto as Exhibit B (“Note B” and together with Note A, collectively, the “Notes”). Interest shall accrue on the outstanding principal balance of Note B at a rate of 5.0% per annum, and payments of principal and interest shall be made as follows: (i) Buyer will make no payments until July 1, 2016, at which time all interest accrued as of such date will be due and payable; (ii) Buyer will make interest-only payments on the first day of each calendar month after July 1, 2016 until Note B is satisfied in full, and (iii) the principal balance of Note B will be satisfied in three equal installments of $133,333.33 on the first, second, and third anniversaries of the Effective Date.

1.3              Security. To secure Buyer’s timely payment and performance under the Notes, (a) Buyer shall execute and deliver a pledge agreement in favor of the Sellers in substantially the form attached hereto as Exhibit C (the “Pledge Agreement”), pursuant to which, Buyer shall pledge the Equity Interests, and (b) Guarantor shall execute and deliver a personal guaranty in favor of Sellers in substantially the form attached hereto as Exhibit D (the “Guaranty”). Sellers may, at any time prior to the cancellation of the Notes, file and record any appropriate documents to perfect the rights granted to Sellers in the Pledge Agreement and Guaranty, including a UCC-1 financing statement or any other document, and may attach to such filing a description of Sellers’ collateral including the Equity Interests pledged by Buyer to the Pledge Agreement, without Buyer’s or Guarantor’s signature where authorized by law.

1.4              Closing. Closing shall be deemed to have occurred and to be effective as between the parties as of 12:01 a.m., eastern time, on the Effective Date, and all events occurring at Closing shall be deemed to occur simultaneously.

1.5              Sellers' Closing Deliveries. At Closing, Sellers shall deliver, or cause to be delivered, to Buyer:

(a)                the Notes, duly executed by Sellers;

(b)               the Pledge Agreement, duly executed by Sellers;

(c)                the Guaranty, duly executed by Sellers;

(d)               a duly executed assignment separate from certificate transferring the Equity Interests to Buyer in substantially the form attached as Exhibit E;

(e)                satisfactory evidence of termination of any contracts between the LLCs and their Affiliates for any service provided by any such Affiliates;

(f)                satisfactory evidence of the resignation of all officers and governing boards of LLCs; and

(g)               such other documents as required in this Agreement, or as Buyer may reasonably request, to consummate and give effect to the Transactions.

1.6              Buyer Closing Deliveries. At Closing, Buyer and Guarantor, as applicable, shall deliver to Sellers:

(h)               the wire transfer of $50,000;

(i)                 the Notes, duly executed by the Buyer;

(j)                 the Pledge Agreement, duly executed by the Buyer;

(k)               the Guaranty, duly executed by the Guarantor;

(l)                 such other documents as required in this Agreement or as Sellers may reasonably request to accomplish the transactions contemplated by this Agreement or to evidence Buyer’s compliance with the covenants and agreements contained in this Agreement.

Article 2
REPRESENTATIONS AND WARRANTIES OF SELLERs

Sellers, jointly and severally, make the following representations and warranties to Buyer:

2.1              Organization; Qualification. The LLCs are limited liability companies duly organized, validly existing and in good standing under the laws of the State of Virginia.

2.2              Ownership of Business. The LLCs acquired the Business on December 31, 2014, pursuant to an Asset Purchase Agreement dated as of December 22, 201, by and among Stat Medical Care, P.C., William and Teresa Medical Care, Inc., Charles I. Okorie, MD, and Urgent LLC. Notwithstanding anything herein to the contrary, Sellers’ representation and warranties in this Agreement and all other Transaction Documents shall be limited in all respects to the period beginning January 1, 2015.

2.3              Authority and Status of Equity Interests. Sellers own, of record and beneficially, the Equity Interests, and the Equity Interests are validly issued, fully paid, non-assessable and except as set forth in Schedule 2.3, are free and clear of all liens and encumbrances. Except for the Equity Interest owned by Sellers, the LLCs have no equity issued or outstanding membership interests or other outstanding equity (including equity interests held in treasury). Sellers have delivered or made available to Buyer copies of the LLCs’ Articles of Organization, Operating Agreements, and other organizational documents currently in effect.

2.4              Execution, Binding Effect, Authority. This Agreement has been duly and validly executed and delivered by Sellers and constitutes, and the other Transaction Documents upon execution and delivery by the applicable Sellers will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by the other party thereto), legal, valid and binding obligations of Sellers, as applicable, enforceable against such parties in accordance with their respective terms except as such enforceability may be limited by applicable law.

2.5              Financial Condition. Schedule 2.5 contains consolidated, unaudited financial statements of the LLCs consisting of the balance sheet of the Business as of December 31, 2015 and the related income statements for the period ending December 31, 2015 (collectively, the “Financial Statements”). To the knowledge of Sellers, the Financial Statements fairly present in all material respects, in accordance with generally accepted accounting principles, applied on a consistent basis, the financial position of the LLCs as of the respective dates thereof and the results of operations of the Business for the respective periods therein.

2.6              Liabilities. Except for trade payables arising in the ordinary course of business and unused employee paid time off; there are no known or unknown, absolute or contingent liabilities outstanding, under which either of the LLCs owes in excess of than $5,000.

2.7              Litigation. There is no action, lawsuit, administrative proceeding, condemnation, arbitration, investigation or other proceeding pending against either the Business or the LLCs at law or in equity, before any court, administrative or arbitrative panel, or governmental or regulatory agency or authority.

2.8              Environmental Matters. To the knowledge of Sellers, no action or omission by or on behalf of any of Sellers has resulted in the LLCs’ noncompliance with any applicable statute, law, rule, regulation or binding governmental determination relating to environmental, health and safety matters (including, without limitation, those relating to toxic or hazardous substances), including, without limitation, the Clean Air Act, the Clean Water Act, the Solid Waste Management Act (as amended by the Resource Conservation and Recovery Act), the Comprehensive Environmental Response, Compensation and Liability Act (as amended by the Superfund Amendments and Preauthorization Act), the Emergency Planning and Community Right-to-Know Act, the Toxic Substances Control Act and the Occupational Safety and Health Act. To the knowledge of Sellers, no conditions or circumstances exist with respect to the LLCs or the Business that could give rise to any remedial action under, or impose any liability on Sellers with respect to, any statute, law, rule, regulation or binding governmental determination regarding any environmental, health or safety matters.

2.9              Absence of Changes. Since the date of the most recent Financial Statements, the Business has been operated in the ordinary course, consistent with past practice, and Sellers have not caused the LLCs to:

(a)                Mortgage, pledge or subject to any lien, charge or other encumbrance any of the material assets or the equity of any of the LLCs;

(b)               Except for normal annual increases consistent as to timing and amount with past practice, grant, pay, or promise to pay any bonus or increase in the salary or rate of pay of any employee of the LLCs;

(c)                Issued any shares, membership interests or other securities, profit-sharing interest or voting interest in the LLCs, or any agreements, warrants or options to purchase or acquire any equity interest in the LLCs; or

(d)               Experience, and Sellers do not reasonably expect the LLCs to experience, any damage, destruction, or non-operating loss (whether or not covered by insurance) that has or may have, individually or in the aggregate, a material adverse effect on Buyer’s ability to operate the Business.

2.10          Taxes. The LLCs were treated by Sellers as disregarded entities for federal tax purposes, and each of Sellers has timely filed all tax returns required to be filed from the date of their formation and has timely made all payments of taxes, including any interest, penalty or addition thereto, (whether or not reflected on any such tax return) with respect to income taxes, real and personal property taxes, sales taxes, use taxes, employment taxes, excise taxes and all other taxes due and payable on or before the Effective Date. Neither LLC has any outstanding tax liability, except for taxes attributable to the portion of the tax year immediately preceding the Effective Date which is not yet due and payable.

2.11          Brokers. Except for ProMed Financial, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions.

2.12          Knowledge. Certain of the representations contained in this Agreement reference the “knowledge” of Sellers. For purposes of this Agreement, “knowledge” shall mean the actual knowledge of each of the Sellers.

2.13          No Misrepresentations. The representations and warranties made by Sellers in this Article 2 are true, complete and correct in all respects as of the Effective Date.

Article 3
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer and Guarantor (collectively, “Buyer Parties”), jointly and severally, make the following representations and warranties to Sellers:

3.1              Authority. Buyer Parties have all requisite power and authority to execute, deliver and perform their obligations under each of the applicable Transaction Documents and to consummate the Transactions, and the consummation of the Transactions by Buyer Parties will not violate any applicable law, regulation or the terms of any contract. The execution and delivery of, and performance under, the Transaction Documents and the consummation of the Transactions have been duly authorized by Buyer Parties, and no other action, approval or consent on the part of Buyer Parties or any third party is necessary to consummate the Transactions or execute, deliver or perform under the Transaction Documents.

3.2              Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by Buyer Parties and constitutes, and upon execution and delivery by Buyer Parties, as applicable, of the other Transaction Documents will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by the other party thereto), legal, valid and binding obligations of Buyer Parties, as applicable, enforceable against the applicable Buyer Parties in accordance with their respective terms except as such enforceability may be limited by applicable law.

3.3              Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer Parties.

3.4              No Misrepresentations. The representations and warranties made by Buyer Parties in this Article 3 are true, complete and correct in all respects as of the Effective Date.

Article 4
COVENANTS

4.1              Access to Information. Buyer and Sellers acknowledge and covenant that Buyer and Buyer’s directors, officers, employees, consultants, financial advisors, counsel, accountants (“Representatives”) promised to be given access to inspect the properties, assets, centers, books and records, contracts and other documents and data related to the LLCs and the Business as specified in Exhibit F.

4.2              Contract Liabilities. If the essential terms of a written contract for goods or services (which terms do not include those addressing breach, default or other known or unknown contingent matters) obligate the LLCs to pay an amount in excess of $5,000 for goods purchased or services rendered prior to Closing; then Sellers shall pay the amount by which the payment obligation exceeds $5,000.

4.3              Post-Closing Transition. Buyer and Sellers shall cooperate in good faith to transition the Business as promptly as possible, but in any event, within 90 days after Closing (the “Transition Period”). In connection with the Closing, the parties covenant as follows:

(a)                Insurance. To the extent permissible under the terms of the professional liability insurance policy maintained by the Company at Closing, Sellers shall extend coverage under such policy to the LLCs for acts of professional malpractice occurring prior to Closing. Buyer represents and warrants that as of Closing, it has adequate insurance to operate the Business in a manner consistent with past practices.

(b)               Bank Account. As promptly as possible after Closing, Sellers shall open a new checking account with Wells Fargo Bank (the “Transition Account”) for use by Buyer during the Transition Period. Sellers shall own the Transition Account, but shall instruct the bank as follows with respect to the Transition Account: (i) to name Guarantor as an authorized signatory on the Transition Account such that Guarantor may sweep funds, write checks out of, and take any and all other action with respect to the Transition Account, and (ii) to transfer all funds to the Transition Account that are deposited in the lockbox after April 1 12:01 am, which lockbox is maintained by Sellers for services rendered by or on behalf of the LLCs. Buyer shall reimburse Sellers for all costs incurred by Sellers in maintaining such lockbox after Closing within five days of notice by Sellers.

(c)                General Support Services. Except as may be limited or modified in this Agreement, during the Transition Period, Sellers shall render or cause to be rendered to the LLCs the support services, which are provided by Sellers or its Affiliates prior to Closing and which are essential to the uninterrupted operation of the Business including, providing access to and use of electronic health records platform, hosting and sorting electronic medical records, and performing billing and collecting clinical services rendered at the Centers.

(d)               Intellectual Property. Within 60 days after Closing, Buyer shall discontinue its and the LLCs’ use of all of trademarks, tradenames, and any other intellectual property of Sellers and their Affiliates (the “Proprietary Property”). Neither Buyer nor the LLCs shall have any right, title or interest in or to such Proprietary Property, and such parties shall take no action to create or reproduce any materials using any of the Proprietary Property. To the extent the LLCs own, through creation or otherwise, any right or interest in any of the Proprietary Property, each LLC hereby transfers and assigns such rights and interests to the Sellers.

(e)                Checklist. Buyer and Seller shall use good faith efforts to promptly, but in any event before the expiration of the Transition Period, address the issues listed on the checklist attached hereto as Exhibit F.

(f)                Payroll. Sellers, on behalf of Buyer and the LLCs, shall satisfy the accrued but unpaid (i) payroll obligations for employees of the LLCs on April 8, 2016 for the period ending April 2, 2016, and (ii) obligations to clinical independent contractors of the LLCs on or before April 6, 2016 for the period ending March 31, 2016. Buyer shall process and pay all employee payroll and contractor payments thereafter without contribution by Sellers.

4.4              Public Announcement. Neither Sellers nor Buyer shall make, or permit any agent or Affiliate to make, any public statements, filings, including any press release or public statement with respect to the Transactions, this Agreement or the other Transaction Documents without the prior written consent of the other (which consent will not be unreasonably withheld or delayed), except where the failure to make such public statements, filings or press releases would result in such party’s noncompliance with applicable securities laws or the rules of any nationally recognized stock exchange. For purpose of this Agreement, the term “Affiliate” shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934.

4.5              Payment of Expenses. Unless agreed upon in writing by the parties, each party shall bear its own expenses (including legal and accounting) incurred in connection with the Transactions.

4.6              Noncompetition. Urgent LLC and Buyer are parties to a Confidentiality and Mutual Nondislclosure Agreement dated February 26, 2016. By execution of this Agreement, Sellers and Guarantor join in such agreement as if named as a party therein.

4.7              Further Assurances. Each party to this Agreement, from and after Closing, upon the reasonable request of any other party hereto and without further consideration, shall (a) execute and deliver to the requesting party such documents and further assurances and (b) take such other actions (without cost to the requesting party) in order to carry out the purposes and intentions of this Agreement and the other Transaction Documents.

Article 5
INDEMNIFICATION

5.1              Survival. The representations and warranties in this Agreement shall survive Closing and shall remain in full force and effect, and any claims relating to such representations or warranties must be asserted, if at all, in writing within, 12 months after the Effective Date.

5.2              Indemnification by Sellers. Subject to the limitations set forth in this Article 5, Sellers shall jointly and severally indemnify and defend Buyer and its Affiliates (collectively, the “Buyer Indemnified Parties”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all liabilities, losses, damages, claims, actions, suits, demands, causes of action, costs, expenses, interest, awards, judgments and penalties of any nature whatsoever (including, without limitation, reasonable legal costs and expenses) (“Losses”), arising or resulting from: (a) any inaccuracy in or breach of any representation or warranty by Sellers contained in this Agreement or in any other Transaction Document; or (b) the breach of any covenant or agreement by Sellers in this Agreement or in any other Transaction Document or the failure to perform any obligation to be performed by Sellers in this Agreement or in any other Transaction Document.

5.3              Indemnification by Buyer. Subject to the limitations set forth in this Article 5, Buyer shall indemnify and defend Sellers and their Affiliates (collectively, the “Seller Indemnified Parties”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses arising or resulting from: (a) any inaccuracy in or breach of any representation or warranty by Buyer contained in this Agreement or in any other Transaction Document; or (b) the breach of any covenant or agreement by Buyer in this Agreement or in any other Transaction Document or the failure to perform any obligation to be performed by Buyer in this Agreement or in any other Transaction Document.

5.4              Limitation of Liability. The maximum aggregate liability of Sellers to all Buyer Indemnified Parties, and of Buyer to all Seller Indemnified Parties, for Losses to which such parties are entitled to seek indemnification under this Agreement shall be an amount equal to $150,000. Buyer Indemnified Parties shall not make a claim against Sellers, and Seller Indemnified Parties shall not make a claim against Buyer, for Losses under this Agreement unless and until the aggregate amount of the Losses incurred by Buyer Indemnified Parties or Seller Indemnified Parties, as the case may be, exceeds $35,000, in which event the applicable indemnified parties may claim indemnification for all Losses incurred by such Buyer Indemnified Parties in excess of $35,000.

5.5              Prior Knowledge. Neither party shall be liable to the other with respect to any Losses arising out of matters within the knowledge of such other party.

5.6              Exclusive Remedy. Buyer shall have no right to offset or credit against any amounts due to Sellers under the Notes or from any other source for claims for Losses under this Article 5. The indemnification provisions in this Article 5 will be the sole and exclusive remedy and recourse for all Losses incurred as a result of the breach of the representations and warranties made in this Article 5.

5.7              Notice; Indemnification Procedures.

(a)                Any party to this Agreement seeking indemnification under this Article 5 shall give the party from whom indemnification is being sought notice of any matter which such indemnified party has determined to give rise to or to potentially give rise to a right of indemnification under this Agreement as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event that may give rise to Losses for which indemnification may be sought under this Article 5; provided, however, that no delay on the part of the indemnified party in notifying the indemnifying party shall relieve the indemnifying party from any obligation hereunder unless (and then solely to the extent) the indemnifying party thereby is materially prejudiced by such delay. Notwithstanding anything to the contrary, the parties shall only be obligated for those Losses to which the indemnified party has given the indemnifying party written notice thereof prior to the expiration of the applicable survival period, if any, set forth in Section 5.1.

(b)               The liability of an indemnifying party under this Article 5 with respect to Losses arising out of claims of any third party that are subject to indemnification in this Article 5 (“Third Party Claims”) shall be governed by and contingent on the following additional terms and conditions:

(i)                 if any third party notifies any indemnified party with respect to a Third Party Claim, then the indemnified party shall give the indemnifying party notice of such Third Party Claim within 20 days of the receipt by the indemnified party of such notice; provided, however, that no delay on the part of the indemnified party in notifying the indemnifying party shall relieve the indemnifying party from any indemnification obligation hereunder unless (and then solely to the extent) the indemnifying party thereby is materially prejudiced by such delay.

(ii)               The indemnifying party will have the right to assume and control the defense of the Third Party Claim in a diligent manner at its expense and with counsel of the indemnifying party’s choice (subject to the reasonable satisfaction of the indemnified party), so long as the indemnifying party gives notice of its intention to do so to the indemnified party within 30 days of the receipt of notice of such Third Party Claim from the indemnified party.

(iii)             If the indemnifying party assumes the defense of a Third Party Claim, (A) the indemnified party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, and (B) the indemnifying party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the written consent of the indemnified party, unless such judgment or settlement (x) includes an unconditional written release by the claimant or plaintiff of the indemnified party from all liability in respect of such Third Party Claim, and (y) does not impose equitable remedies or material obligations on the indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No Third Party Claim which is being defended in good faith by the indemnifying party in accordance with the terms of this Agreement shall be settled by the indemnified party, nor shall the indemnified party consent to the entry of any judgment with respect thereto, without the written consent of the indemnifying party.

(iv)             In the event that the indemnifying party does not assume the defense of a Third Party Claim, (A) the indemnified party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably and in good faith may deem appropriate (and the indemnified party need not consult with, or obtain any consent from, the indemnifying party in connection therewith), (B) the indemnifying party will reimburse the indemnified party promptly and periodically for the reasonable costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (C) the indemnifying party will remain responsible for any Losses the indemnified party may suffer arising out of or resulting from the Third Party Claim to the fullest extent provided under this Article 5.

(v)               Each of the indemnifying party and the indemnified party shall cooperate with the other in the defense of a Third Party Claim and make available all witnesses, pertinent records, materials and information in such party’s possession or under such party’s control relating to such Third Party Claim as is reasonably requested by the other party.

5.8              Tax Treatment of Indemnification. All indemnification obligations satisfied under this Agreement shall be treated by the parties as an adjustment to the purchase price for federal and state tax purposes, unless otherwise required by law.

Article 6
MISCELLANEOUS

6.1              Waiver. No failure to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement by any party shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege. Any waiver under this Agreement must be in writing, signed by the waiving party.

6.2              Severability. If any term or provision of this Agreement or any other Transaction Document is determined to be invalid, illegal or unenforceable by any court, agency or tribunal of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or any other Transaction Document or invalidate or render unenforceable such term or provision in any other jurisdiction. In connection with the foregoing sentence, unless expressly provided otherwise in this Agreement or the applicable Transaction Document, the parties shall negotiate in good faith to modify this Agreement or such other Transaction Document so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

6.3              Amendment; Assignment. This Agreement may not be amended except by an instrument in writing signed by Buyer and Sellers. This Agreement and all provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations herein shall be assigned by any party hereto without the prior written consent of the other party. Notwithstanding anything in this Agreement to the contrary, expressed or implied, this Agreement is not intended to confer any rights or remedies on any person other than the parties and their respective successors and permitted assigns.

6.4              Entire Agreement. Except as otherwise provided in this Agreement, this Agreement and the other Transaction Documents set forth the entire understanding of the parties with respect to the subject matter hereof and thereof and this Agreement and the other Transaction Documents supersedes all prior agreements. No party is relying upon any statement or representation of any other party except as expressly set forth herein and each party is relying on its own judgment in connection with the execution of this Agreement and the consummation of the Transactions.

6.5              Notices. All notices, claims, certificates, requests, demands and other communications pursuant to the terms of this Agreement or any other Transaction Document shall be in writing and shall be deemed to have been duly given to Buyer or to Sellers, as the case may be, (a) when delivered, if delivered by hand; (b) one business day after transmitted, if transmitted by a nationally-recognized overnight courier service, (c) when sent by facsimile, if sent by facsimile transmission which is confirmed; or (d) three business days after mailing, if mailed by registered or certified mail, postage prepaid, return receipt requested, and in each case to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.5):

If to Sellers:	GoNow Doctors
55 Ivan Allen Jr. Blvd. Suite 510
Atlanta, GA 30308
Attn: Adam S. Winger, President & CEO

If to Buyer:	Urgemedical Group, Inc.
4158 Dale Blvd
Woodbridge, VA, 22193
Attn: Payam Herischi, President

6.6              Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Virginia without regard to its provisions concerning conflicts or choice of law.

6.7              Dispute Resolution. In the event of any controversy, dispute or disagreement arising out of or relating to any of the Transactions or Transaction Documents, or the breach hereof, the parties shall negotiate in good faith for 30 days to resolve the matter. If no resolution is reached after the expiration of said 30-day period then, either party may submit the matter to binding arbitration, which shall be conducted in accordance with the procedures specified in this Section 6.7. Any such submission made shall be to a single arbitrator pursuant to the Rules and Procedures for Arbitration (the "Rules") of the American Health Lawyers Association Alternative Dispute Resolution Service (the “Service”). The arbitrator (the “Arbitrator”) shall be selected by the Service and the parties hereby waive any right under the Rules to participate in the selection process. The parties shall engage in limited discovery for an abbreviated time period, the reasonable parameters of which shall be set by the Arbitrator, with input from the parties, taking into consideration the nature and complexity of the matters in dispute. The award of the Arbitrator shall be binding and conclusive upon the parties and judgment upon the award rendered by the Arbitrator may be entered by any court of competent jurisdiction. Each party shall bear their own costs, one half of the costs of the Arbitrator shall be borne by the Buyer and the other half shall be borne by the Sellers, pro rata, based on the amount of the Purchase Price received by Sellers. The place of the arbitration shall be determined by the Arbitrator.

6.8              Costs of Enforcement. If Buyer or any Sellers file suit or other action to enforce the terms of this Agreement or to obtain performance as required in this Agreement, then the prevailing party in any such suit or action will be entitled to recover all reasonable costs, including reasonable attorneys’ fees and costs, from the non-prevailing party as part of any judgment in such suit or action. The term “prevailing party” will mean the party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in the complaint.

6.9              Schedules and Exhibits; Usage. All Schedules and Exhibits attached hereto are hereby incorporated in this Agreement as if set forth in full herein and, unless otherwise defined therein, all terms used in any Schedule or Exhibit shall have the meanings assigned to such terms in this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time may be amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

6.10          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and shall be valid and effective for all purposes.

6.11          No Requirement To Refer. Notwithstanding anything contained herein, nothing in this Agreement shall be construed to induce, encourage, solicit or reimburse the referral of any patients or business, including any patients or business funded in whole or part by federal or state government programs (i.e., Medicare, Medicaid, TRICARE, etc.) or to limit the freedom of any patient of Sellers, Buyer or any of their Affiliates to choose the hospital, healthcare facility or physician from whom such patient will receive medical services. The parties acknowledge that there is no requirement under this Agreement or any other agreement between the parties that Sellers or any of their Affiliates refer patients or business to Buyer, any medical practice, walk-in clinic or urgent care clinic managed by Buyer or its Affiliates. No payment made under this Agreement will be in return for the referral of patients or business, including those paid in whole or part by federal or state government programs. The parties acknowledge that none of the benefits granted Sellers are conditioned on any requirement that any such person make referrals to, be in a position to make or influence referrals to, or otherwise generate business for Buyer, any medical practice, walk-in clinic or urgent care clinic managed by Buyer or any of their Affiliates.

6.12          Fair Value. Buyer and Sellers acknowledge that the terms of this Agreement have been negotiated at arms’ length and that the Purchase Price constitutes fair value for the Equity Interests.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Sellers and the duly authorized representative of Buyer as of the Effective Date.

BUYER:

URGEMEDICAL GROUP INC., a Virginia corporation

By:	/s/ Payam Herischi
Name: Payam Herischi
Title: President

GUARANTOR:

Sign:	/s/ Payam Herischi
Print: Payam Herischi

SELLERS:

ASCH URGENT CARE HOLDINGS, LLC and ASCH PRIMARY CARE HOLDINGS, LLC, each a Delaware limited liability company

By:	/s/ Adam S. Winger
Name: Adam S. Winger
Title: President

Schedule 2.3

Liens and Encumbrances

That certain lien of Wells Fargo Bank, NA, which Sellers will cause to be released promptly after Closing.

Schedule 2.3

Financial Statements

See attached.